SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported) October 31, 2000
                                                        ----------------



                              MEGADATA CORPORATION
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             (Exact name of registrant as specified in its charter)



             New York                    000-07642              112208938
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   (State or other jurisdiction       (Commission File        (IRS Employer
        of incorporation)                 Number)          Identification No.)



              47 Arch Street, Greenwich, CT                        06830
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        (Address of principal executive offices)                (Zip Code)



       Registrant's telephone number, including area code (203) 629-8757
                                                           -------------



                 Not applicable (Former name or former address,
                         if changed since last report.)


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ITEM 5.  OTHER EVENTS.

On October 31, 2000, G.S. Beckwith Gilbert, Chairman and Chief Executive Officer of Megadata Corporation (the "Company"), exercised a warrant for 500,000 shares of common stock of the Company (at the exercise price of $1.25 per share) in exchange for cancellation of debt owed by the Company to Mr. Gilbert in the amount of $625,000, which debt matured on October 31, 2000. The warrant was originally issued to Mr. Gilbert by the Company in June 1997 as part of a financing provided by Mr. Gilbert. The issuance of 500,000 shares upon exercise of the warrant by Mr. Gilbert increased the number of outstanding shares of the Company's common stock to 3,473,115.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         MEGADATA CORPORATION


Dated:  November 8, 2000                 By:  /s/ G.S. Beckwith Gilbert
                                            ------------------------------------
                                              G.S. Beckwith Gilbert
                                              Chairman and Chief Executive
                                              Officer